Exhibit 10.2

Equity INcentive plan RanMarine

To	:	RanMarine Board

From	:	Daniël van Gerven

Re	:	RanMarine Equity Incentive Plan – V23.1

Matternr.	:	794.23.002

Date	:	August 2023

Article 1 Establishment & Purpose

1.1 Establishment. RanMarine Technologies B.V. (the “Company”), hereby establishes the RanMarine Equity Incentive Plan (this “Plan”) as set forth herein.

1.2 Purpose of this Plan. The purpose of this Plan is to attract, retain and motivate the officers, directors, employees and consultants of the Company and/or any of its Affiliates, and to promote the success of the Company’s business by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on fulfilling certain performance goals.

Article 2 Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below (unless otherwise specified).

2.1 “Affiliate” means the ultimate parent of an entity and all persons or entities with respect to which such ultimate parent, directly or indirectly, holds more than 50% of the nominal value of the share capital issued, or more than 50% of the voting power at the general meeting, or has the power to appoint and to dismiss a majority of the directors or otherwise to direct the activities of the first mentioned entity;

2.2 “Award” means any award of conditional rights to awards granted pursuant to the terms of the Plan which shall be denominated in, or shall have a value determined by reference to, a number of Shares and/or an amount in cash in Euro, USD or such other currency as determined by the Committee. Awards under the terms of this Plan can be offered in the form of:

(a)	non-qualified share option – being an option representing the right to purchase shares from the Company in the future at an exercise price set out on the grant date, subject to vesting conditions;

(b)	restricted shares — an award of issued and outstanding shares subject to vesting conditions

(c)	restricted share units— a contractual right to receive the value of one share (or a percentage of such value) in cash, shares or a combination thereof, subject to vesting conditions

(d)	performance awards—an award that has vesting conditions tied to the achievement of objectively measurable financial or operational goals, rather than solely tied to the passage of time;

(e)	cash-based awards—an award, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan; or

(f)	Any such other cash or share-based awards subject to prior approval by the Committee.

2.3 “Award Agreement” means a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan.

2.4 “Board” means the board the Company.

2.5 “Cause” means, with respect to any Participant, “Cause” as defined in such Participant’s employment, severance or other similar agreement with any member of the Company Group or, if such Participant is not a party to any such agreement or “Cause” is not defined therein, then “Cause” shall mean, one or more of the following: (a) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to any member of the Group or any of its customers or suppliers or the debarment or suspension of a Participant from doing business with or from any governmental authority; (b) substantial failure to perform duties as lawfully directed by the Participant’s supervisor or the Board, as applicable; (c) any act or omission that aids or abets any Person other than the Group and which could reasonably result in any material disadvantage of, or detriment to, any member of the Group; (d) breach of fiduciary duties (if applicable), gross negligence, willful misconduct or any act of disloyalty with respect to any member of the Group; (e) continued or repeated absence from the workplace, unless such absence is (i) in compliance with Company policy or approved or excused by the Company, or (ii) is the result of the Participant’s illness or disability; or (f) repeated or continued abuse of alcohol or illegal drugs (whether or not at the workplace) or other repeated or continued conduct causing any member of the Group public disgrace, disrepute or negative notoriety, and/or economic harm; (g) a material violation by a Participant of any of the written policies of any member of the Group, including, without limitation, the sexual harassment policy, (h) a breach of any restricted covenant agreement (including non-compete arrangements applicable on the Participant under local law) or (i) any other breach of material provisions of the Participant’s employment agreement or material provisions of any other agreement, including any provision of the Plan or Award Agreement, between the Participant and any member of the Group that, to the extent curable (as determined by the Committee in its sole discretion) is not cured to the Company’s reasonable satisfaction within five (5) days after written notice thereof to the Participant. Notwithstanding the foregoing, if within 36 months following the termination of a Participant’s Services, it is discovered that such Participant’s Services could have been terminated for Cause (as defined in such Participant’s employment, severance or other similar agreement with any member of the Group or, if such Participant is not a party to any such agreement or “Cause” is not defined therein as defined above), such Participant’s Services shall, at the election of the Board in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

2.6 “Change of Control Transaction” means any transaction or series of related transactions (including, without limitation, the consummation of a merger, unit purchase, recapitalization, redemption, issuance of equity, consolidation, reorganization or otherwise) pursuant to which a Person or group of Persons, not controlling the Company at the date of establishment of this Plan: obtains, directly or indirectly, (i) more than 50% of the voting interest in the Company or (ii) the ability to appoint or elect more than 50% of the Board of the Company or (iii) any other transaction, restructuring or action that is of such transformative nature that the Board decides, in its sole discretion, that the transaction should be considered a Change of Control Transaction. Notwithstanding anything to the contrary herein, and solely for the purpose of determining the timing of payment or timing of distribution of any compensation or benefit that constitutes “nonqualified deferred compensation” within the meaning of Section 409A, a Change of Control Transaction shall not be deemed to occur under the Plan unless the Change of Control Transaction also constitutes a “change in the ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company under Treasury Regulations § 1.409A-3(i)(5), or any successor provision.

2.7 “Committee” means the Compensation Committee of the Board or any committee designated by the Board to administer this Plan in accordance with Article 3 of the Plan.

2.8 “Consultant” means any person (other than an Employee or a Director) who is engaged by any member of the Company Group to render consulting or advisory services to such member of the Group.

2.9 “Control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” have meanings correlative to the foregoing.

2.10 “Director” means a member of the Board.

2.11 “Effective Date” means the date set forth in Section 13.18 of the Plan.

2.12 “Employee” means an officer or other employee of the Group, excluding however a member of the Board who is such an employee.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.14 “Grant Date” shall mean the date designated by the Committee and specified in the Award Agreement as of the date an Award is granted.

2.15 “Group” means the Company and any of its Affiliates as construed and interpreted in accordance with article 2:24b of the Dutch Civil Code.

2.16 “Insider Trading Rules” means the rules on insider trading as published by the Company, as may be amended from time to time.

2.17 “Option” means any option granted from time to time under Article 6 of the Plan.

2.18 “Option Price” means the purchase price per Share or other unit subject to an Option, as determined pursuant to Section 6.2 of the Plan and initially specified in the Award Agreement.

2.19 “Participant” means any eligible Person as set forth in Section 4.1 of the Plan to whom an Award is granted and who has accepted the Award.

2.20 “Permitted Transferee” shall have the meaning set forth in Section 13.5.

2.21 “Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

2.22 “Performance Condition” means one or more threshold performance targets set at the Award Date specified in the relevant Award Agreement that should be achieved during the relevant Performance Period in order to determine the level of Vesting of Awards on the Vesting Date. Performance conditions may contain obligations to refrain from certain acts (including non-compete arrangements to the extent permitted under applicable Law).

2.23 “Performance Period” means the period, as determined in the relevant Award Agreement, over which the achievement of Performance Conditions is measured.

2.24 “Section 409A” means Section 409A of the Code together with all regulations, guidance, compliance programs, and other interpretative authority thereunder.

2.25 “Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

2.26 “Service” means except as otherwise provided by the Committee (i) with respect to a Person who was an Employee on the Grant Date, service as an Employee, (ii) with respect to a Person who was a Director on the Grant Date, service as a Director or (iii) with respect to a Person who was Consultant on the Grant Date, service as Consultant. Except as expressly provided in an Award Agreement, the Committee shall determine the effect of all matters and questions relating to termination of Services in its sole discretion, including but not by way of limitation, all questions of whether a leave of absence or the provision of Services to a Person that ceases to be a member of the Group constitutes a termination of Services

2.27 “Shares” means the equity instrument awarded as part of an Award which will be specified in the Award Agreement. In case no specific determination is made on the form of Shares, any reference to Shares shall mean the listed American Depositary Receipts of the Company.

2.28 “Vest/Vesting” means the satisfaction of continued Service conditions which, if not amended in the Award Agreement, shall be a period of four years following the Grant Date, and any other requirements or conditions, as the case may be, as determined in this Plan.

2.29 “Vesting Date” means the dates on which the Award Vest as specified in the Award Agreement.

Article 3 Administration

3.1 Authority of the Board and Committee. This Plan shall be administered by the Committee, which shall have full power to interpret and administer this Plan and Award Agreements and full authority to select the Directors, Employees and Consultants to whom Awards will be granted and determine, in consultation with the Company’s Chief Executive Officer, the type and amount of Awards to be granted to each such Director, Employee or Consultant, the terms and conditions of Awards granted under this Plan and the terms of Award Agreements (which need not be identical). Without limiting the generality of the foregoing, the Committee may, in its sole discretion, interpret, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or any Award Agreement, accelerate or waive vesting of Awards and exercisability of Awards, extend the term or period of exercisability of any Awards (subject to the requirements of Section 409A), modify the purchase price (including, without limitation, the Option Price) under any Award, or waive any terms or conditions applicable to any Award, subject to the limitations set forth in Section 11.2 of the Plan. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments and guidelines for administering the Plan as the Committee deems necessary or proper. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among the Participants and any outstanding Awards. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company and all other interested parties.

3.2 Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any Subsidiary, and one or more agents or advisors such administrative duties or powers (other than the authority to grant Awards) as it may deem advisable, subject to reasonable limits and guidelines established by the Committee at the time of such delegation and subject to applicable law, provided that the Committee may at any time rescind the authority so delegated or appoint another delegatee.

Article 4 Eligibility and Participation

4.1 Eligibility. Participants will consist of such Employees, Directors and Consultants as the Committee, after having obtained approval from the Chairman of the Board, determines and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2 Awards Agreements. Awards granted under the Plan shall be evidenced by Award Agreements which shall at least specify (i) the type of Award and number or value of the Award, (ii) the Grant Date, (iii) the Award value, (iv) the Vesting Date, (v) if any Performance Conditions apply and the related Performance Period, (vi) in case of Options, the exercise price (if any) and the exercise period and (viii) procedures to facilitate the payment of withholding taxes in accordance with the provisions of this Plan, as well as the other terms and conditions associated with such Awards as determined by the Committee in its sole discretion; provided, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail except as otherwise expressly provided herein or to the extent an Award Agreement expressly changes the default provisions contained in the Plan, in which case the provisions of the Award Agreement shall govern.

4.3 Non-Acceptance. If an Employee, Director or Consultant does not accept the Award within the time period specified in the offered Award Agreement and in accordance with the Company’s instructions, the Award will lapse in full. If an Award lapses under the Plan it cannot Vest and a Participant has no rights in respect of it.

Article 5 Shares Subject to this Plan

5.1 Authorization to Award Shares or Equity Based Instruments. The Committee is hereby authorized to grant incentives based on Shares (including restricted shares, restricted share units or performance awards) to Participants. Each Award of Shares shall entitle the Participant to have such equity instrument delivered, subject to the terms and conditions described in this Article 5 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Awards may be subject to Performance Conditions, as determined by the Committee. Unless otherwise specified in the Award Agreement, any Award shall be subject to a Vesting Period.

5.2 Number of Shares. The number of Shares awarded is determined by dividing the value of the Award by the closing price of the Shares as listed on the Stock Exchange on the last trading day before the Award Date, rounded down to a whole number of shares.

5.3 Shareholder rights. If an Award consists of a conditional or immediate right to acquire Shares, the Participant shall have all ownership rights as of the moment the Shares have Vested. Ownership rights include, if connected to such Share, the right to receive dividends, if any, and to vote on and to transfer the Shares. For the avoidance of doubt, this does not include the right to any postponed dividends that realize after Vesting of the Shares.

5.4 Non-Vested Shares. Shares that have not Vested do not entitle the Participant to any share ownership rights, such as the right to receive dividends, if any, and to vote on and to dispose thereof. For the avoidance of doubt this does not include the right to any postponed dividends that realize after Vesting of the Shares.

5.5 Non-Transferability of Non-Vested Shares. Prior to the actual release of Shares, the Participant cannot sell, transfer, assign, charge, pledge, hedge, encumber or otherwise use the Company Shares that have not Vested to which the Participant may be or may become entitled under this Plan.

Article 6 Options

6.1 Grant of Options. The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Units at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Awards may be subject to Performance Conditions, as determined by the Committee. Unless otherwise specified in the Award Agreement, any Award shall be subject to a Vesting Period.

6.2 Option Price. The Option Price shall be determined by the Committee.

6.3 Option Term. The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years.

6.4 Time of Exercise. Options granted under this Article 6 shall be vested and exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve as set forth in each Award Agreement, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Exercise of Options.

(a) Exercise Date. Subject to Section 15.7 hereof, a Participant may exercise all or any of his or her vested Options only during the period beginning on the date upon which the relevant Option Vests pursuant to the Plan and the Participant’s Award Agreement and ending on the date on which the relevant Option is terminated, cancelled or expires in accordance with Article 12 hereof and the Participant’s Award Agreement. For purposes of this Article 6, the exercise date of an Option shall be the later of the date the documents set forth in Section 6.5(b) below are received by the Company and, if applicable, the date full payment of the aggregate Option Price is received by the Company pursuant to Section 6.5(c) below (plus payment of the applicable tax withholding pursuant to Section 13.3 of the Plan).

(b) Method of Exercise. Prior to the exercise date of the Option, the Participant must deliver to the Company, (i) the Notice of Exercise of the Option attached as an Exhibit to the Award Agreement, which the Committee may determine may be an electronic notice and shall (A) specify the number of Options being exercised and the number of instruments underlying the number of Options being exercised and the Grant Date, and be signed (including electronic signature in form acceptable to the Committee) by the Participant, (ii) such other documents and representations as the Committee deems necessary or advisable to effect compliance with the Securities Act, Exchange Act and any other federal or state securities laws or regulations and (iii) in the event the Option is exercised by a Person other that is no longer an Employee, Director or Consultant, appropriate proof of the right of such Person to exercise the Option or portion thereof.

(c) Payment of Option Price. The aggregate Option Price for the exercised Options as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (a) in cash or its equivalent (e.g., by cashier’s check); (b) subject to prior approval by the Committee in its sole discretion, any other method of payment that the Committee determines to be compliant with applicable law and consistent with the purposes of the Plan (including a cashless exercise, meaning that the Company shall be entitled to sell such part of the total Award to cover for the Option Price).

Article 7 Release of Shares

7.1 Release Date. The Company or any party designated by the Company shall release the Shares to the Participant as soon as practicable following the Vesting Date, provided that (i) the Participant has fulfilled all his obligations towards the Company or any Group Company under this Plan and his Award Agreement and (ii) that in case any Award is subject to Performance Conditions, that the release shall take place as soon as practicable following the determination of the actual achievement of the Performance Conditions over the Performance Period (it being understood that in case of non-achievement, no or less Shares are released).

7.2 Insider Trading Rules. The Release is subject to the Insider Trading Rules and mandatory provisions regarding insider trading as well as any other information, guidance and/or regulations issued by the Company or relevant government or regulatory bodies applicable from time to time.

7.3 No Liability for Delay. The Participant shall not be entitled to any compensation of damages insofar as such damages arise or may arise from a delayed Release under this Article 8.

Article 8 Cash awards

8.1 Cash awards. The Committee is hereby authorized to grant cash-based Awards to Participants. Cash based Awards may be construed in such manner and form as deemed appropriate by the Committee. Cash awards may be connected to instruments such as shares, but may also be determined on another basis. Awards may be subject to Performance Conditions, as determined by the Committee. Unless otherwise specified in the Award Agreement, any Award shall be subject to a Vesting Period.

Article 9 Compliance with Section 409A

9.1 General. The Company intends that the Plan and all Awards be construed to avoid the imposition of additional taxes, interest, and penalties pursuant to Section 409A in the United States and comparable local laws in other jurisdictions in which Awards are made. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section and thereby avoid the application of penalty taxes under Section 409A.

9.2 Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan or any Award Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her “separation from service” (as defined below) (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such “separation from service” and shall instead be paid (in a manner set forth in the Award Agreement) on the date that immediately follows the end of such six (6) month period (or, if earlier, within ten (10) business days following the date of death of the specified employee) or as soon as administratively practicable thereafter.

Article 10 Adjustments

10.1 Adjustments in Capitalization. In the event of any corporate event or transaction involving any member of the Group such as a merger, consolidation, reorganization, recapitalization, separation, share dividend, share split, reverse share split, split up, spin-off, combination of shares, exchange of shares, extraordinary non-recurring cash dividend, amalgamation, or other like change in capital structure (other than normal cash dividends to holders of Shares), the Committee shall make appropriate substitutions or adjustment, as determined by the Committee in its sole discretion, to (i) the number and kind of securities that may be issued under the Plan or under particular forms of Awards, (ii) the number and kind of securities subject to outstanding Awards, (iii) the Option Price, grant price or purchase price applicable to outstanding Awards, and/or (iv) other value determinations applicable to the Plan or outstanding Awards (including, without limitation, any performance-based Vesting conditions or targets impacted by such event or transaction).

10.2 Change of Control Transaction. Upon the occurrence of a Change of Control Transaction after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the applicable rules and regulations of any governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards as it deems appropriate in its sole discretion, including without limitation the following (or any combination thereof): (a) continuation or assumption of some or all outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) grant of new awards by the surviving company or corporation or its parent in substitution for some of all such outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under some or all then outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time prior to the scheduled consummation of such Change of Control Transaction, or such other period as determined by the Committee (contingent upon the consummation of such Change of Control Transaction), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; (e) cancellation of all or any portion of outstanding unvested Awards; and (f) cancellation of all or any portion of outstanding vested Awards for fair value as determined in the sole discretion of the Committee

10.3 Certain Other Adjustments. The Committee, in its sole discretion, may also make adjustments of the type described in Section 10.1 above it deems appropriate to take into account distributions to members of the Company other than those provided for in Sections 10.1 and 10.2, or any other transaction or event, if the Committee determines that adjustments are appropriate to avoid to prevent the enlargement or dilution of rights intended to be made available under the Plan or with respect to an outstanding Award.

Article 11 Duration, Amendment, Modification, Suspension, Claw-back and Termination

11.1 Duration of Plan. Unless sooner terminated as provided in Section 11.2, this Plan shall terminate on the tenth anniversary of the Effective Date. Upon a termination of the Plan Awards shall remain outstanding in accordance with the terms set forth in each applicable Award Agreement.

11.2 Amendment, Modification, Suspension and Termination of Plan. Subject to the terms of the Plan, the Committee may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof or any Award (or Award Agreement) hereunder at any time, in its sole discretion, taking into account the standards of reasonableness and fairness

11.3 Malus and Clawback. The Committee may at any time within five years following release or payment of any Award under this Plan determine that the number of Shares and/or Options and/or the amount of cash payable in respect of an Award may be reduced, recovered or deemed waived, if the Committee determines that:

(a) the financial accounts of the Company for any of the financial years taken into account in assessing the extent to which the Performance Condition was met were misstated (excluding, for the avoidance of doubt, any change to financial accounts resulting from a change in accounting standards or similar), or that any other information relied on in making such assessment proves to have been incorrect; or

(b) an erroneous calculation was made in assessing the extent to which the Performance Condition was met, and, in either case, the Award vested in respect of a greater number of Shares and/or Options than would have been the case had there not been such a misstatement or reliance on incorrect information or had such error not been made.

(c) the Participant is found to have committed at any time prior to the Vesting of the Award (or, in the case of an Option, prior to exercise of the Option), including prior to grant, an act or omission which qualifies as fraud, serious misconduct or gross negligence of the Participant (as determined by the Management Board).

By participating in the Plan, the Participant acknowledges that the Committee may require the Participant to transfer to the Company (or to such person as the Company may specify) (i) all or some of the Shares Released under the Award or (ii) a cash payment in respect of some or all of the Shares Released under the Award. In determining the number of Shares to be transferred and/or the cash payment to be made in accordance with this requirement, the Committee will take into account the amount of tax and social security contributions actually paid (or due to be paid) by the Participant in respect of the Release of the relevant Shares under the Award and whether, in its opinion, the Participant can claim relief from any such tax and social security contributions.

Article 12 Forfeiture of Awards Upon Termination of Service

12.1 Termination of Service for Cause. Unless otherwise provided in an Award Agreement or decided by the Committee, in the event (a) a Participant’s Service is terminated for Cause or (b) the Board determines that a Participant’s acts or omissions constitute Cause, all outstanding Awards held by the Participant shall terminate and be forfeited without consideration, effective on the date the Participant’s Service is terminated for Cause or the date the act or omission constituting Cause is determined to have occurred, as applicable.

12.2 Termination of Service Due to Death. Unless otherwise provided in an Award Agreement or decided by the Committee, in the event a Participant’s Service is terminated due to the passing of the Participant: (a) the unvested Awards or portions of Awards that will Vest within 12 months after the date of the death of the Participant shall be considered to have Vested on an accelerated bases as per the day of the Participant’s passing, (b) all other unvested Awards held by the Participant shall terminate and be forfeited without consideration, effective as of the date of the Participant’s passing and (c) all vested Shares shall be released to the Participant’s legal heirs (subject to achievement of Performance Conditions, if any) and (d) Options shall terminate on the earlier of (i) one year following the termination of Service and (ii) the expiration of the term of such Options.

12.3 Termination of Service Due to Disability. Unless otherwise provided in an Award Agreement or decided by the Committee, in the event a Participant’s Service is terminated due to disability: (a) the unvested Awards or portions of Awards that will Vest within 12 months after the date of the disability of the Participant shall be considered to have Vested on an accelerated bases as per the day of the Participant’s disability (with all other unvested portions being lapsed), (b) all vested Shares shall be released to the Participant (subject to achievement of Performance Conditions, if any) and (c) Options shall terminate on the earlier of (i) one year following the termination of Service and (ii) the expiration of the term of such Options.

12.4 Termination of Service for Reason Other than Cause, Death or Disability. Unless otherwise provided in an Award Agreement or decided by the Committee, in the event a Participant’s Service is terminated for any reason other than pursuant to Section 12.1 through Section 12.3 above: (a) all unvested Awards held by the Participant shall terminate and be forfeited without consideration, effective as of the date the Participant’s Service is terminated and (b) all vested Shares shall be released to the Participant (subject to achievement of Performance Conditions, if any) and (c) Options shall terminate on the earlier of (i) 60 days following the termination of Service and (ii) the expiration of the term of such Options.

12.5 Forfeiture Following Termination. If subsequent to the termination of a Participant’s Service pursuant to Section 12.3 or 12.3 herein, the Board determines that the Participant should have been terminated for Cause, such Participant’s Services shall, at the election of the Board in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. In such event, any Awards held by the Participant at the time of such determination shall be immediately forfeited and cancelled without consideration therefor.

Article 13 General Provisions

13.1 No Right to Service or Award. The granting of an Award under the Plan shall impose no obligation on any member of the Group to continue the Service of a Participant and shall not lessen or affect any right that any member of the Group may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13.2 Settlement of Awards; Fractional Units. Each Award Agreement shall establish the form in which the Award shall be settled. Except as otherwise determined by the Committee, no fractional Shares shall be delivered under the Plan and the Committee may require any partial exercise of an Option to exceed a specified minimum number of Shares

13.3 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise due to the Participant by any member of the Group, or require a Participant to remit to the Company, in cash, or such other form of payment as may be approved by the Committee, an amount as the Committee may deem advisable to satisfy the minimum statutory amount federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

13.4 No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. Notwithstanding anything contained herein to the contrary, the Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award and no member of the Group or any of its employees, representatives or members shall have any liability to a Participant with respect thereto.

13.5 Conditions and Restrictions on Units. The Committee may impose such other conditions or restrictions on any Units received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, requirements that the Participant: (a) become a signatory to the Company’s then-existing shareholders agreement; (b) hold the Shares received for a specified period of time; or (c) represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

13.6 Awards to Non-NL or U.S. Employees or Directors. To comply with the laws in countries other than the Netherlands and the United States in which any member of the Group operates or has Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries or Affiliates shall be covered by the Plan; (b) determine which Employees, Directors or Consultants outside the Netherlands or the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the Netherlands or United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

13.7 Governing Law and Disputes. This Plan and each Award Agreement and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Plan or any Award Agreement or the negotiation, execution or performance of this Plan or any Award Agreement shall be governed by and construed in accordance with the laws of the Netherlands and any dispute shall be resolved by the competent court in the Netherlands.

13.8 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person or by electronic mail, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Company:

RanMarine Technologies B.V.
Galileistraat 15, 3029AL
Rotterdam, The Netherlands

Attention:	Richard Hardiman
Anton Hemelaar

If to the Participant, to its most recent address shown on records of the Company or its Affiliates;

or in each case to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13.9 Effective Date. The Plan shall be effective as [date], the date of adoption by the Board and approval of the terms by the general meeting of shareholders of the Company (the “Effective Date”).

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Annex 1: Form of Award Agreement

RanMarine Technolgies B.V.

Equity Incentive Plan

AWARD AGREEMENT

THIS AGREEMENT (the “Award Agreement”), as concluded on <date of agreement> is deemed to be made effective as of <the grant date, i.e. 1 January of a calendar year> (the “Grant Date”), by and between RanMarine Technologies B.V., a Dutch limited liability company (the “Company”), and <name> (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the RanMarine Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Award Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company to grant the incentive provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of [describe type of Award, i.e. RSUs, Options, etc.]. The Company hereby grants to the Participant a conditional right to receive <###> RSUs, equal to a total value of <###> per the Grant Date, subject to Vesting [OPTIONAL: and the achievement of the Performance Conditions specified herein].

2. Vesting and Forfeiture.

(a) Time Vesting. The Award is conditional and shall vest as follows: (i) twenty-five percent (25%) shall vest on the first anniversary of the Grant Date; (ii) twenty-five percent (25%) shall vest on the second anniversary of the Grant Date; (iii) twenty-five percent (25%) shall vest on the third anniversary of the Grant Date; and (iv) twenty-five percent (25%) shall vest on the fourth anniversary of the Grant Date, in each of (i)-(iv), subject to the Participant’s continued Services through each applicable vesting date (each, a “Vesting Date”).

(b) OPTIONAL Performance Conditions. The Award is subject <include description of relevant performance metric + vesting mechanism, if applicable>. The achievement of the Performance Conditions shall be determined by the Committee.

3. No Right to Continued Service. The granting of the Award evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Subsidiary or Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Subsidiary or Affiliate may have to terminate the Service of the Participant.

4. Adjustments and Claw-Back. By signing this Award Agreement, the Participant expressly acknowledges and agrees that the Committee may exercises the powers attributed to it in the Plan that may result in a reduction or recovery (claw-back) of part or all of the Award made herein in accordance with the terms of the Plan.

5. Data processing. The Participant acknowledges and agrees that the Company and such person assigned by the Company for the purpose of administering the Plan may, for the purpose of implementation, execution, administration and required actions related to this Award, collect, use, process, and transfer personal data of the Participant in accordance with governing laws.

6. OPTIONAL: Restrictive Covenants. In consideration of the Award granted herein, the Participant agrees to execute and deliver to the Company a separate restrictive covenant agreement (which includes non-compete obligations) in substantially the form attached hereto as Exhibit A.

7. Withholding. The Company shall have the power and the right to deduct or withhold automatically from any payment due to the Participant by any member of the Company Group or from any Units deliverable under this Award Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement in accordance with Section 13.3 of the Plan.

8. Entire Agreement. This Award Agreement, including any exhibits attached hereto and the Plan constitute the entire agreement and understanding among the parties hereto with regard to the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements, representations and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof.

9. Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, and the Participant’s heirs. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

10. Choice of Law; Venue. This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement shall be governed by and construed in accordance with the laws of the Netherlands. Any proceedings to resolve disputes arising out of or related to this Award Agreement shall be brought only before the competent district court in the Netherlands.

11. Award subject to Plan. By entering into this Award Agreement, the Participant agrees and I acknowledges that the Participant has received and read a copy of the Plan. The Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Participant Acknowledgments. The Participant hereby acknowledges that, except as expressly set forth herein, all decisions, determinations and interpretations of the Committee in respect of the Plan, this Award Agreement and the Award shall be final and conclusive.

13. Spousal Consent. If at any time after the Date of Grant, the Committee determines that the Participant resides in a jurisdiction where a spousal consent is customary due to such jurisdiction’s having community property laws or similar laws, then the Participant shall cause his or her spouse, as applicable, to execute and deliver a spousal consent and agreement in the form as determined by the Committee.

15. Severability. The provisions of this Award Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16. Participant Undertaking. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the provisions of this Award Agreement or to comply with applicable laws.

17. Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

RanMarine Technologies B.V.

By:	<name>
Title:	<title>

Agreed and acknowledged as of the date first above written:

Participant

Exhibit A: Restrictive Covenants

In view of the various statutory requirements governing restrictive covenants, an Employee Confidentiality and Competition Agreement shall be drawn up per jurisdiction

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